Exhibit 99.2

NEWS RELEASE

Investor Contact:
James Perry, Vice President and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Announces Authorization for
$200 Million Stock Repurchase Program

DALLAS – December 13, 2007 – Trinity Industries, Inc. (NYSE:TRN) today announced that its Board of Directors has authorized a program for the repurchase of up to $200 million of its common stock. This program allows for the repurchase of the Company’s stock through December 31, 2009.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a multi-industry company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

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